UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 1, 2005

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 8.01. OTHER	EVENTS.

On December 5, 2005, Gemstar-TV Guide International, Inc. issued a press release announcing that it has entered into an agreement to sell its SkyMall publishing business to Spire Capital Partners and its private equity affiliates. For the twelve months ended December 31, 2004, the SkyMall business generated operating income of approximately $7 million. For the nine months ended September 30, 2005, the SkyMall business generated operating income of approximately $4 million. The SkyMall business generated revenues of approximately $56 million for the twelve months ended December 31, 2004 and approximately $49 million for the nine months ended September 30, 2005. Gemstar-TV Guide anticipates a pre-tax gain on the sale of approximately $40 to $45 million.

A copy of the press release issued by Gemstar-TV Guide is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/S/ STEPHEN H. KAY
Stephen H. Kay
Executive Vice President, General Counsel and Secretary

Date: December 5, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 5, 2005.